Ex. 99.1

NEWS RELEASE

CONTANGO SILVER & GOLD

Contango Silver & Gold Provides Project Updates

FAIRBANKS, AK - (June 23, 2026) - Contango Silver and Gold Inc. (“Contango” or the “Company”) (NYSE American / TSX: CTGO) is pleased to provide updates on its 2026 programs across the Contango Silver & Gold portfolio.

Lucky Shot Surface Drill Program

The Lucky Shot surface drill program commenced on June 22, 2026 with the mobilization of two helicopter-supported drill rigs to site. A total of 29 holes across five drilling platforms—totaling approximately 6,800 meters—are planned (Figure 1). The program is designed to infill areas of known mineralization within the Coleman portion of the resource, while also executing step-out drilling to test the structural continuity between the Coleman and Lucky Shot vein systems. Results will be released as they become available.

Dave Larimer, Contango’s VP Exploration said, “We are incredibly excited to kick off the surface drilling program at Lucky Shot. This deposit has already demonstrated continuity and growth potential, and getting the rigs turning on the surface allows us to test the downdip extension of the Coleman zone toward the Lucky Shot vein system in addition to providing the infill we need to complete a feasibility level mine design. We’re eager to see what the core reveals as we push to unlock the full value of this system.”

FIGURE 1: Plan view and cross-sectional view showing the planned surface drill program at Lucky Shot.

Johnson Tract Permitting and Other Activities

Permitting for the surface infrastructure—including the access road and barge facility designed to link the Johnson Tract Critical Metals Project site to the coast—remains firmly on schedule, with six actions completed to date. Real-time progress updates are transparently available via the Federal Permitting Dashboard.

To support these ongoing regulatory processes, the Company has opened the Johnson Tract camp for the summer season to anchor extensive field activities. Field surveys within the project easements will be conducted in accordance with the Programmatic Agreement approved by the appropriate permitting authorities. These environmental and cultural baseline studies include:

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Marine and freshwater quality surveys
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Eagle, shorebird, and seabird surveys
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Marine mammal acoustics and fish surveys
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Wetlands mapping
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Cultural resource studies

In addition to the surveys, summer operational activities include geotechnical drilling within the easements for the road access and barge landing facility, as well as the construction of a 2.6-mile road on Cook Inlet Regional Inc. (CIRI) owned land connecting the camp to the proposed exploration portal location. Equipment mobilization via barge and helicopter is underway and will continue through June and July, with on-site construction activities expected to extend into October.

Rick Van Nieuwenhuyse, the Company’s CEO said, “This summer marks a pivotal operational shift for Contango as we advance Johnson Tract. Following our entry into the federal FAST-41 program, our permitting efforts have given us a clear, predictable timeline to unlock this high-grade critical metals project. Our focus on the ground this season is twofold: expanding our environmental baseline studies to ensure top-tier stewardship to support the permitting processes, and executing the critical infrastructure required to connect our existing camp to the proposed portal location. This access road will allow us to start construction on the underground exploration tunnel in 2027 once all permits have been received.”

Kitsault Valley Ongoing Drilling Program

The Kitsault Valley drill program is progressing as planned with over 14,000 meters of drilling already completed. Drilling has focused on infill and extensional drilling at Torbrit, North Star, Wolf, and Red Point. The first samples from Torbrit and North Star have been sent to the analytical facility and results are expected to start trickling in during Q3 activities. The Kitsault Valley updated Mineral Resource Estimate (MRE) is on track to be released by late July.

Shawn Khunkhun, the Company’s President, said, “We are tracking well ahead of schedule in the Kitsault Valley, with over one-quarter of our planned 40,000-meter surface drill program already completed. The exceptional efficiency of our team on the ground has given us an incredible head start this season. We are highly encouraged by the strong visual indicators and historical continuity we are seeing as we systematically target resource expansion and infill zones, and we look forward to reporting a steady stream of assay results as they become available.”

Hedge Contract Settlement

During the first and second quarters of 2026, the Company has been actively delivering gold into the 2026 hedge contracts. We are pleased to announce that all of the remaining 11,000 ounces for 2026 obligations have been fully delivered ahead of schedule with the remaining 15,000 ounces of gold hedge contracts scheduled to be delivered in the first half of 2027.

Mike Clark, the Company’s Chief Financial Officer said, “We are pleased to have delivered into our entire hedge book for 2026, resulting in more exposure to high gold prices for the Company. We will continue to work towards eliminating the remainder of the hedges this year.”

Conference Call and Webcast

Contango will host a conference call and webcast to discuss the Project updates in this report with CEO Rick Van Nieuwenhuyse and President Shawn Khunkhun on Wednesday, June 24, 2026, at 3:00pm EST / 12:00pm PST. Participants may join the webcast using the following call-in details: https://6ix.com/event/lucky-shot-project-updated-contango-silver-and-gold.

Qualified Person

The scientific and technical information contained in this news release has been reviewed and approved by Dave Larimer, CPG, VP Exploration for Contango, who is a Qualified Person as defined by SEC Regulation S-K 1300. Mr. Larimer is not independent of the Company.

ABOUT CONTANGO

Contango is a NYSE American and TSX listed company that engages in the exploration for and development and production of gold and associated minerals in Alaska and in the Golden Triangle in British Columbia. Contango holds a 30% interest in the Peak Gold JV, which leases approximately 675,000 acres of land for exploration and development on the Manh Choh project, with the remaining 70% owned by KG Mining (Alaska), Inc., an indirect subsidiary of Kinross Gold Corporation, operator of the Peak Gold JV. The Company and its subsidiaries also have (i) a lease on the Johnson Tract project, which consists of mineral rights to approximately 21,000 acres located near tidewater, 125 miles southwest of Anchorage, Alaska, from the underlying owner, CIRI, (ii) a lease on the Lucky Shot project, which consists of mineral rights to approximately 8,600 acres of State of Alaska and patented mining claims located in the Willow Mining District about 75 miles north of Anchorage, Alaska, from the underlying owner, Alaska Hardrock Inc., (iii) mineral rights to approximately 145,000 acres of State of Alaska mining claims, and (iv) mineral rights to approximately 11,700 acres of State of Alaska mining claims and upland mining leases, all of which give Contango the exclusive right to explore and develop minerals on these lands, and (v) mineral tenures of approximately 247,000 acres (100,000 ha) located in and around the Kitsault Valley in the Golden Triangle of northwest British Columbia.

Additional information can be found on our web page at www.contangoore.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking information and forward-looking statements within the meaning of applicable securities (“Forward-looking Statements”). These include statements regarding Contango’s plans and expectations for its properties and operations, the content within future annual filings, operations in respect of Contango mineral properties and any benefits of investment in Contango. The Forward-looking Statements regarding Contango are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, based on Contango’s current expectations and includes statements regarding future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as “expects”, “projects”, “anticipates”, “plans”, “estimates”, “intends”, “believes”, “ensures”, “forecasts”, “predicts”, “proposes”, “contemplates”, “aims”, “seeks”, “continues”, “potential”, “positioned”, “strategy”, “outlook”, “future”, “going forward”, “designed to”, and similar expressions or other words of similar meaning, and the negatives thereof, or stating that certain actions, events or results “may”, “might”, “will”, “should”, “would”, or “could” be taken, or that they are “possible”, “probable”, or “likely” to occur or be achieved). However, the absence of these words does not mean that the statements are not forward-looking. Forward-looking Statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to: the risks of the exploration and the mining industry (for example, operational risks in exploring for and developing mineral reserves); risks and uncertainties involving geology; the speculative nature of the mining industry; the uncertainty of estimates and projections relating to future production, costs and expenses; the volatility of natural resources prices, including prices of gold and associated minerals; the existence and extent of commercially exploitable minerals in properties acquired by Contango or the Peak Gold JV; ability to realize the anticipated benefits of the Peak Gold JV; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; the interpretation of exploration results and the estimation of mineral resources; the loss of key employees or consultants; health, safety and environmental risks; risks related to weather and other natural disasters; uncertainties as to the availability and cost of financing; Contango’s inability to retain or maintain its relative ownership interest in the Peak Gold JV; inability to realize expected value from acquisitions; inability of our management team to execute its plans to meet its goals; the extent of disruptions caused by an outbreak of disease, such as the COVID-19 pandemic; and the possibility that government policies may change, political developments may occur or governmental approvals may be delayed or withheld, including as a result of presidential and congressional elections in the U.S. or the inability to obtain mining permits. Additional information on these and other factors which could affect Contango’s operations or financial results are included in Contango’s other reports on file with the U.S. Securities and Exchange Commission. Investors are cautioned that any Forward-looking Statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the Forward-looking Statements. Forward-looking Statements are based on the estimates and opinions of management at the time the statements are made. Contango does not assume any obligation to update Forward-looking Statements should circumstances or management’s estimates or opinions change.

CONTACTS:

Contango Silver & Gold Inc.

Rick Van Nieuwenhuyse

(907) 388-7770

www.contangoore.com